UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2008

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-14323 (Commission File Number)	76-0568219 (I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Unless the context requires otherwise, references to the “Partnership” or “Enterprise” within the context of this Current Report on Form 8-K refer to Enterprise Products Partners L.P.

(e) On February 20, 2008, EPCO, Inc. formed Enterprise Unit L.P. (“Enterprise LP”) to serve as an incentive arrangement for certain employees of EPCO through a “profits interest” in Enterprise LP. A full description of Enterprise LP compensation arrangement is contained in Item 5.02 of a Form 8-K filed by the Partnership on February 26, 2008 and such description is incorporated herein by reference.

Upon formation of Enterprise LP, EPCO Holdings, Inc. (“EPCO Holdings”) agreed to make contributions of $18,000,000 in the aggregate to Enterprise LP and was admitted as the Class A limited partner. Such contributions have been used to purchase common units representing limited partner interests in Enterprise GP Holdings L.P. (the “EPE Units”), and common units representing limited partner interests in the Partnership (the “EPD Units” and, together with the EPE Units, the “Units”). EPCO Holdings, in its sole discretion may make additional capital contributions to Enterprise LP in excess of $18 million. It is currently anticipated that EPCO Holdings will contribute to Enterprise LP up to an additional approximately $33 million to fund the purchase of additional Units, but it is under no legal obligation to make such contributions and may ultimately contribute more or less than this amount to Enterprise LP.

Item 8.01. Other Events.

On October 5, 2007, Enterprise received a Notice of Enforcement Action from the Texas Commission on Environmental Quality (TCEQ), assessing an administrative penalty as a result of air emissions from cooling towers at Enterprise's Mont Belvieu, Texas fractionation complex. Enterprise and the TCEQ have settled the matter, and the settlement is awaiting formal Commission approval. Under the settlement, Enterprise has paid an administrative penalty of $270,725, has committed to fund a Supplemental Environmental Project (SEP) in the same amount, and will implement a series of cooling tower upgrades designed to reduce emissions. Neither the administrative penalty, the SEP, nor the upgrades committed as part of this settlement are expected to be material to our financial condition, results of operations, or cash flows.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Enterprise Unit L.P. Agreement of Limited Partnership dated February 20, 2008 (filed as Exhibit 10.1 to Form 8-K filed on February 26, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products GP, LLC,
its General Partner

Date: March 28, 2008	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

Exhibit Index

Exhibit No.	Description

10.1	Enterprise Unit L.P. Agreement of Limited Partnership dated February 20, 2008 (filed as Exhibit 10.1 to Form 8-K filed on February 26, 2008).